Exhibit (h)(4)








                       SECURITIES LENDING AGENCY AGREEMENT
                                     BETWEEN
                         INVESTORS BANK & TRUST COMPANY
                                       AND
                            CDC NVEST FUNDS TRUST III



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                       SECURITIES LENDING AGENCY AGREEMENT


         AGREEMENT, dated as of May 1, 2002, between CDC Nvest Funds Trust III, a Massachusetts business trust (the "Lender"), on behalf of the series listed on
Schedule I as such Schedule I may be amended by mutual agreement of the parties from time to time (the "Portfolios"), and Investors Bank & Trust Company, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the "Bank").

         WHEREAS, the Bank currently acts as custodian for securities held by it in the Account (as defined below) from time to time on behalf of the Lender; and

         WHEREAS, the Lender desires to appoint the Bank as its agent for the purpose of lending securities in the Account as more fully set forth below; and

         WHEREAS, the Bank has agreed to act as the Lender's agent for such purpose pursuant to the terms hereof;

         NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Definitions.
   -----------

         Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meaning assigned to them in the applicable Securities Borrowing Agreement.

         1.1 "Account" shall mean the custodial account or accounts established and maintained by the Bank on behalf of the Lender for the safekeeping of securities and monies received by the Bank from time to time.

         1.2 "Approved Investment" shall mean any type of security, participation or interest in property in which Cash Collateral may be invested or reinvested, as set forth on Schedule II hereto (which may be amended from time to time to add additional Approved Investments with the written consent of the Bank and the Lender, or to delete any Approved Investment at the written direction of the Lender).

         1.3 "Authorized Person" shall be any officer of the Lender and any other person, whether or not any such person is an officer or employee of the Lender, duly authorized by resolutions of the Board of Trustees of the Lender to give Oral and/or Written Instructions on behalf of the Lender, such persons to be designated in a Certificate which contains a specimen signature of such person.

         1.4 "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering Government Securities (as defined herein), its successors and nominees, as described in Section (b)(2) of Rule 17f-4 under the 1940 Act.

         1.5 "Borrower" shall mean any entity named on Schedule III hereto (as such Schedule may be amended from time to time to add additional Borrowers with the written consent of the Bank and the Lender, or to delete any Borrower at the written direction of the Lender). The Lender will promptly notify the Bank if at any time:

                  (a) any potential Borrower which is a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act"), a broker-dealer exempted from registration under Section 15(a)(1) of the 1934 Act as a dealer of exempted Government Securities, or a bank, has discretionary authority or control with respect to the investment of any Securities available for Loan, or

                  (b) any potential Borrower not described in clause (a) above is a party who is with respect to the Lender in such a position that a loan would be considered a conflict of interest under applicable law.


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If the Lender provides such notice, the Bank shall take appropriate action to prevent the Lender from engaging in a Loan with any potential Borrower so identified by the Lender. The Bank shall be entitled to rely upon such notices from the Lender (and the absence of such notices) in its operation of this securities lending program.

         1.6 "Cash Collateral" shall mean either fed funds or New York Clearing House funds, as applicable for a particular loan of Securities.

         1.7 "Certificate" shall mean any notice, instruction, schedule or other instrument in writing, authorized or required by this Agreement to be given to the Bank, which is actually received by the Bank and signed on behalf of the Lender by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

         1.8 "Collateral" shall mean Cash Collateral unless the Bank and the Lender have agreed in writing to additional collateral, including Government Securities and Letters of Credit.

         1.9 "Collateral Account" shall mean a segregated account established and maintained by the Bank for the purpose of holding Collateral, including Cash Collateral, and Approved Investments, interest, dividends and other payments and distributions received with respect to Collateral and Approved Investments ("Distributions"), and any Securities Loan Fee paid by Borrowers in connection with Securities loans hereunder.

         1.10 "Depository" shall mean the Depository Trust Company, Participant's Trust Company, Euroclear, and any other securities depository or clearing agency (and their respective successors and nominees) authorized under applicable law or regulation to act as a securities depository or clearing agency, including any foreign securities depository approved by the Lender.

         1.11 "Government Security" shall mean book-entry Treasury securities (as defined in Subpart 0 of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other securities issued or fully guaranteed by the United States government or any agency or instrumentality of the United States government.

         1.12 "Letter of Credit" shall mean a clean, unconditional and irrevocable letter of credit in favor of the Bank as agent for the Lender issued by a bank named on Schedule IV hereto as may be amended from time to time to add additional banks by the written consent of the parties hereto, or to delete any Bank at the written direction of the Lender.

         1.13 "Loan Ceiling Amount" shall mean, with respect to any Portfolio, the amount set forth on Schedule V hereto opposite such Portfolio's name, as such Schedule may be amended from time to time by the Lender, which amendment shall become effective upon delivery to the Bank.

         1.14 "Oral Instructions" shall mean verbal instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person.

         1.15 "Rebate" shall mean the amount payable by the Lender to a Borrower (as set forth in a Receipt) in connection with Securities loans at any time collateralized by Cash Collateral.

         1.16 "Receipt" shall mean an advice or confirmation setting forth the terms of a particular loan of Securities hereunder, including, without limitation, the Collateral with respect to such loan.

         1.17 "Replacement Securities" shall mean securities of the same issuer, class and denomination as lent Securities.

         1.18 "Securities Borrowing Agreement" shall mean with, respect to any Borrower, the agreement pursuant to which the Bank lends securities on behalf of its customers (including the Lender) to such Borrower as may be amended from time to time.

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         1.19 "Securities Loan Fee" shall mean the amount payable by a Borrower to the Bank, as agent for the Lender, pursuant to the applicable Securities Borrowing Agreement in connection with Securities loans, if any, collateralized by Collateral that is not Cash Collateral.

         1.20 "Security" shall mean any Government Securities, non-U.S. securities, common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, which are available for lending pursuant to Section
2.2 of this Agreement.

         1.21 "Written Instructions" shall mean written communications actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby the Bank is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

2. Appointment; Scope of Agency Authority.
   --------------------------------------

         2.1 Appointment. The Lender hereby appoints the Bank as its agent to
             -----------
lend Securities in the Account to Borrowers from time to time as hereinafter set forth, and the Bank hereby accepts appointment as such agent and agrees to so act.

         2.2 Securities Subject to Lending. Unless the Lender provides otherwise
             -----------------------------
in writing to the Bank and subject to the next sentence of this Section 2.2, all individual Securities maintained in the Account shall be available for lending pursuant to this Agreement. The Bank shall not loan any Securities maintained in a Portfolio's Account such that, after giving effect to such loan, an amount greater than that Portfolio's Loan Ceiling Amount will be lent pursuant to this Agreement. Upon receiving a notice from the Lender that Securities that have been loaned to a Borrower should no longer be considered available for lending under this Agreement (whether because of the sale of such securities or otherwise), the Bank shall terminate the loan of such Securities for the Account of such Lender by notice to the Borrower or by reallocation in which case the Bank shall ensure the return of such Securities to the Account of such Lender and may immediately cause another Fund to loan Securities of the same class and issuer to the same or a different Borrower.

         2.3 Securities Borrowing Agreement. The Lender hereby acknowledges
             ------------------------------
receipt of a Securities Borrowing Agreement with respect to each Borrower and authorizes the Bank to lend Securities in the Account to Borrowers pursuant to such agreements. The Bank shall promptly provide the Lender with copies of any amendments or changes to such agreements. The Lender may elect to terminate any Borrower from Schedule III if it opposes the change.

         2.4 Loan Opportunities. The Lender acknowledges and agrees that the
             ------------------
Bank shall have the right to decline to make any loans of Securities under any Securities Borrowing Agreement and to discontinue lending under any Securities Borrowing Agreement in its sole discretion, provided that the Bank notify the Lender of its decision to discontinue lending within a reasonable period of time after such decision is made. The Lender agrees that it shall have no claim against the Bank based on, or relating to, loans made for other customers or for the Bank's own account, or loan opportunities refused hereunder, whether or not the Bank has made fewer or more loans for any other customer or for the Bank's own account than for the Lender, and whether or not any loan for another customer or for the Bank's own account, or the opportunity refused, could have resulted in loans made hereunder. Notwithstanding anything herein to the contrary, the Bank will allocate securities lending opportunities among its customers using reasonable and equitable methods established by the Bank from time to time.

         2.5 Use of Book-Entry System and Depositories. The Lender hereby
             -----------------------------------------
authorizes the Bank on a continuous and on-going basis, to deposit in the Book-Entry System and any Depositories all Securities eligible for deposit therein and to utilize the Book-Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral, Approved Investments and monies under this Agreement. Where Securities, Collateral and Approved Investments eligible for deposit in the Book-Entry System or a Depository are transferred to the Account, the Bank shall identify as belonging to the Lender a quantity of securities in a fungible bulk of securities shown on the Bank's account on the books of the Book-Entry System or the applicable Depository. Securities, Collateral and Approved Investments deposited in the Book-Entry System or a Deposit will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or agency capacity.

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3. Representations and Warranties.
   ------------------------------

         3.1 Lender's Representations. The Lender hereby represents and warrants
             ------------------------
to the Bank, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

                 (a) This Agreement and the use of the Approved Investments has been approved and will be reapproved annually by the Board of Trustees of the Lender as being in the best interests of shareholders of the Lender; this Agreement is, and each Securities loan and Approved Investment will be, legally and validly entered into by the Lender, does not, and will not, violate any statute, regulation, rule, order or, judgment binding on the Lender, or any provision of the Lender's agreement and declaration of trust or by-laws, or any material agreement binding on the Lender or affecting its property, and is enforceable against the Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally;

                  (b) The person executing this Agreement and all Authorized Persons acting on behalf of the Lender has and have been duly and properly authorized to do so;

                  (c) It is lending Securities as principal for its own account and it will not transfer, assign or encumber its interest in, or rights with respect to, any securities loans; and

                  (d) All Securities subject to lending pursuant to Section 2.2 of this Agreement are free and clear of all liens, claims, security interests and encumbrances and no such Security subject to lending has been sold. The Lender shall promptly delete from the list referenced in Section 2.2 hereof any and all Securities which are no longer subject to the representations contained in this sub-paragraph (d).

         3.2 Bank's Representations. The Bank hereby represents and warrants to
             ----------------------
the Lender, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

                  (a) This Agreement is legally and validly entered into by the Bank, does not and will not, violate any statute, regulation, rule, order or, judgment binding on the Bank, or any provision of the Bank's charter or by-laws, or any agreement binding on the Bank or affecting its property, and is enforceable against the Bank in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally;

                  (b) The person executing this Agreement on behalf of the Bank and all persons acting on the Bank's behalf pursuant to this Agreement has and have been duly and properly authorized to do so;

                  (c) The Bank has taken all necessary action to authorize such execution and delivery of this Agreement and the performance of its obligations hereunder; and

                  (d) The execution, delivery and performance by the Bank of this Agreement will at all times comply with all applicable laws and regulations.

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4. Securities Lending Transactions.
   -------------------------------

         4.l Loan Initiation. From time to time the Bank may lend Securities to
             ---------------
Borrowers and deliver such Securities against receipt of Collateral in accordance with the applicable Securities Borrowing Agreement. The Bank shall deliver to the Lender a Receipt in connection with each loan made hereunder, prior to settlement of such loan.

         4.2 Receipt of Collateral; Approved Investments.
             -------------------------------------------

                  (a) For each loan hereunder the Bank shall (i) initially receive (a) Collateral equivalent to no less than 102% of the market value of the Securities lent in the case of lent Securities denominated in U.S. Dollars or whose primary trading market is located in the United States or sovereign debt issued by foreign governments, or (b) Collateral equivalent to no less than 105% of the market value of the Securities lent in the case of lent Securities that are not denominated in U.S. Dollars or whose primary trading market is not located in the United States, and (ii) thereafter shall request on a daily basis as necessary additional Collateral, (a) which in the case of lent Securities denominated in U.S. Dollars or whose primary trading market is located in the United States or sovereign debt issued by foreign governments, shall be an amount such that the value of the Cash Collateral in no event be equivalent to less than 101.5% of the market value of the Securities lent (as determined in accordance with the applicable Securities Borrowing Agreement), and (b) which in the case of other types of lent Securities, shall be an amount such that the value of the Collateral in no event be equivalent to less than 104.5% of the market value of the Securities lent (as determined in accordance with the applicable Securities Borrowing Agreement). The Bank is hereby authorized and directed, without obtaining any further approval from the Lender, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investment. The Bank shall credit all Collateral, Approved Investments and Distributions received with respect to Collateral and Approved Investments to the Collateral Account and mark its books and records to identify the Lender's ownership thereof as appropriate.

                  (b) All Approved Investments shall be for the account and risk of the Lender. To the extent any loss arising out of Approved Investments results in a deficiency in the amount of Collateral available for return to a Borrower pursuant to the Securities Borrowing Agreement, the Lender agrees to pay the Bank on demand cash in an amount equal to such deficiency.

                  (c) Except as otherwise provided herein, all Collateral, Approved Investments and Distributions credited to the Collateral Account shall be controlled by, and subject only to the instructions of, the Bank, and the Bank shall not be required to comply with any instructions of the Lender with respect to the same.

                  (d) Subject to any agreed upon limits imposed by the Lender in writing on the investment of Collateral, the Bank does not assume any market or investment risk of loss with respect to the investment of Cash Collateral. Subject to the foregoing, the Bank shall exercise reasonable care, skill, diligence and prudence in the administration and investment of Collateral. If the income from the Collateral so invested is insufficient to pay the Rebate, the Lender and the Bank shall share the responsibility for making up the amount of the shortfall in accordance with the fee split as may be agreed to in writing by the parties hereto from time to time. The parties hereto agree that the Bank does not have investment discretion over the Collateral.

         4.3 Distributions on Loaned Securities. Except as provided in the next
             ----------------------------------
sentence, all interests, dividends, and other distributions paid with respect to loaned Securities shall be credited to the Lender's Account on the date such amounts are delivered by the Borrower to the Bank. Any non-cash distribution on loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the applicable loan (and shall be considered to constitute loaned Securities) as of the date such non-cash distribution is received by the Borrower.

         4.4 Marks to Market. The Bank shall on each Business Day mark to market
             ---------------
in U.S. dollars the value of all Securities loaned hereunder and all Collateral and accordingly receive and release Collateral in accordance with the applicable Securities Borrowing Agreement.

         4.5 Collateral Substitutions. The Bank shall accept substitutions of
             ------------------------
Collateral in accordance with the applicable Securities Borrowing Agreement and shall credit all such substitutions to the Collateral Account; provided, however, that unless other Collateral has been mutually agreed upon in writing by the Bank and the Lender, no other Collateral may be substituted for Cash Collateral.

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

         4.6 Termination of Loans. The Bank shall terminate any Securities loan
             --------------------
to a Borrower in accordance with the applicable Securities Borrowing Agreement as soon as practicable (but in any event within three business days after notice by the Fund) after:

                  (a) receipt by the Bank of a notice of termination pursuant to the Securities Borrowing Agreement;

                  (b) receipt by the Bank of Written Instructions instructing it to terminate a Securities loan;

                  (c) receipt by the Bank of Written Instructions deleting the Borrower to whom such loan was made from Schedule III hereto;

                  (d) upon the Bank's becoming aware of the occurrence of any default pursuant to the applicable Securities Borrowing Agreement requiring termination of such loan; or

                  (e) whenever the Bank, in its sole discretion, elects to terminate such loan.

         4.7 Securities Loan Fee. The Bank shall receive any applicable
             -------------------
Securities Loan Fee paid by Borrowers pursuant to the Securities Borrowing Agreement and credit all such amounts received to the Collateral Account.

         4.8 The Borrower's Financial Condition. The Bank has delivered to the
             ----------------------------------
Lender each of the Borrower's most recent statements that have been made available to the Bank pursuant to the Securities Borrowing Agreements. The Bank shall promptly deliver to the Lender (i) all statements and financial information subsequently delivered to the Bank and required to be furnished to the Bank under the Securities Borrowing Agreements and (ii) all statements and financial information regarding the Borrowers reasonably requested by the Lender.

         4.9 Transfer Taxes and Necessary Costs. All transfer taxes and
             ----------------------------------
necessary costs with respect to the transfer of the loaned Securities by the Lender to the Borrower and the Borrower to the Lender upon the termination of the loan shall be paid, and each Securities Borrowing Agreement shall require such taxes and costs to be paid, by the Borrower.

         4.10 Remedies Upon Default. In the event of any default by a Borrower
              ---------------------
under the applicable Securities Borrowing Agreement, the Bank shall use its best efforts to pursue, on behalf of the Lender, any remedies that the Bank or the Lender may have under the applicable Securities Borrowing Agreement.

         4.11 Return of Collateral. The Collateral shall be returned to the
              --------------------
Borrower at the termination of the loan upon the return of the lent Securities by the Borrower in accordance with the applicable Securities Borrowing Agreement.

         4.12 Bank's Obligation. Except as specifically set forth herein, or in
              -----------------
any applicable Securities Borrowing Agreement, the Bank shall have no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Borrowing Agreement.

5. Concerning the Bank.
   -------------------

         5.1      Standard of Care: Indemnification.
                  ---------------------------------

                  (a) It is expressly understood and agreed that in exercising its rights and performing its obligations hereunder, the Bank owes no fiduciary duty to the Lender. The Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys and accountants fees) incurred by the Lender, except those costs, expenses, damages, liabilities or claims arising out of the negligence, willful misconduct, bad faith, willful misfeasance or nonfeasance on the part of, or reckless disregard of its obligations and duties hereunder by, the Bank or any party to whom the Bank delegates any of its duties hereunder or a breach by the Bank of the terms of this Agreement. The Bank shall have no obligation hereunder for costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees), which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository or their respective successors or nominees. In no event shall the Bank be liable for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

                  (b) The Lender agrees to indemnify the Bank and to hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable fees and expenses of counsel, which the Bank may sustain or incur or which may be asserted against the Bank by reason of or as a result of any action taken or omitted by the Bank in connection with or arising out of the Bank's operating under and in compliance with this Agreement, except those costs, expenses, damages, liabilities or claims arising out of the Bank's negligence, willful misconduct, bad faith, willful misfeasance or nonfeasance, or reckless disregard of its obligations and duties hereunder. The foregoing indemnity shall be a continuing obligation of the Lender, its successors and assigns, notwithstanding the termination of any loans hereunder or of this Agreement. Actions taken or omitted in reasonable reliance upon Oral or Written Instructions, any Certificate, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be presumed to have been taken or omitted in good faith.

                  (c) The Bank shall indemnify and hold harmless the Lender from and against any and all loss, liability, costs, damages, actions, claims and expenses, including reasonable fees and expenses of counsel, that the Lender may sustain or incur or which may be asserted against the Lender arising out of the the Bank's negligence, willful misconduct, bad faith, misfeasance or nonfeasance or the reckless disregard of its obligations and duties hereunder.

                  (d) If at the time of a default by a Borrower with respect to a loan hereunder, some or all of the lent Securities under such loan have not been returned by the Borrower, and subject to the terms of this Agreement, the Bank shall indemnify the Lender against the failure of the Borrower as follows:

                           (i) The Bank shall purchase a number of Replacement
Securities equal to the number of such unreturned lent Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such loan to the purchase of such Replacement Securities. Subject to the Lender obligations set forth in Section
5.3 and 5.7 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at the Bank's expense.

                           (ii) If the Bank is unable to purchase Replacement
Securities pursuant to paragraph (i) above, the Bank shall credit to the Lender's account an amount equal to the market value of the unreturned lent Securities for which Replacement Securities are not so purchased, determined as of the earlier of (i) the first day on which the Bank was required to make a demand for additional Collateral from the Borrower (and the Bank failed to make such demand or such demand did not result in the delivery of such additional Collateral) or (ii) the first day on which the lent Securities were not returned as required by the terms of the applicable loan.

                           (iii) In addition to making the purchases or credits
required by paragraphs (i) and (ii) hereof, the Bank shall credit to the Lender's account the value of all distributions on the lent Securities (not otherwise credited to the Lender's accounts with the Bank), the record dates for which occur before the date that the Bank purchases Replacement Securities pursuant to paragraph (i) or credits the Lender's account pursuant to paragraph (ii).

                           (iv) Any credits required under paragraphs (i), (ii)
or (iii) hereof shall be made by application of the proceeds of the Collateral (if any) that remains after the purchase of Replacement Securities pursuant to paragraph (i). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (i), (ii) or (iii), such credits shall be made at the Bank's expense.

                           (v) If after application of paragraphs (i) through
(iv) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such loan are received from the Borrower, the Bank shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by the Bank pursuant to paragraphs (i) through (iv) above, and then to credit to the Lender's account all other amounts owed by the Borrower to the Lender with respect to such loan under the applicable Securities Borrowing Agreement.

                           (vi) In the event that the Bank is required to make
any payment and/or incur any loss or expense under this Section, the Bank shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Lender against the Borrower under the applicable Securities Borrowing Agreement.

         5.2 No Obligation to Inquire. Without limiting the generality of the
             ------------------------
foregoing, the Bank shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities at any time held in the Account.

         5.3 Advances, Overdrafts and Indebtedness; Security Interest.
             --------------------------------------------------------

                  (a) The Bank may, in its sole discretion, advance funds on behalf of the Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled pursuant to the applicable Securities Borrowing Agreement. The Bank may also, in its sole discretion and as a matter of bookkeeping convenience, credit the Account with interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor and the Lender agrees that such bookkeeping credits may also be reflected on its books, and otherwise, as "immediately available" or "same day" funds or by some similar characterization. Notwithstanding any such credit or characterization, all such credits shall be conditional upon the Bank's actual receipt of final payment and may be reversed by the Bank to the extent that final payment is not received. If the Bank, in its sole discretion, permits the Lender to use funds credited to the Account prior to receipt by the Bank of final payment thereof, the Lender shall nonetheless continue to bear the risk of, and liability for, the Bank's non-receipt of final payment in full.

                  (b) The Lender agrees to repay the Bank on demand the amount of any advance or credit described in Section 5.3(a) above or any other amount owed by the Lender hereunder plus accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) as agreed to by the parties in writing from time to time. In order to secure repayment of any credit, advance, overdraft or other indebtedness of the Lender to the Bank arising hereunder, the Lender hereby agrees that the Bank shall have a continuing lien and security interest, to the extent of any such amounts owing, in and to all assets now or hereafter held in the Account and the Collateral Account, which is then in the Bank's possession or control or in the possession or control of any third party acting on the Bank's behalf. In this regard, the Bank shall be entitled to charge any amounts owed to the Bank hereunder against any balance of account standing to the credit of the Lender on the Bank's books and, without limiting the foregoing, to all the rights and remedies of a pledgee under common law and a secured party under the Massachusetts Uniform Commercial Code and/or any other applicable laws and/or regulations as then in effect.

                  (c) The rights and obligations of the Bank and the rights and obligations of the Lender under this Section are absolute and unconditional whether or not the Bank would be entitled to indemnification pursuant to Section 5.l(b) hereof.

                  (d) For all purposes of this Agreement, payment with respect to a transaction will not be "final" until the Bank shall have received immediately available funds which under applicable law or rule are irreversible, which are not subject to any security interest, levy or other encumbrance, and which are specifically applicable, or deemed by the Bank to be specifically applicable, to such transaction. A debit by the Bank to any other account of the Lender maintained by the Bank or to an account of any third party to whom or for whose account Securities have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by the Bank of immediately available, irreversible and unencumbered funds.

         5.4 Advice of Counsel. The Bank may, with respect to questions of law,
             -----------------
apply for and obtain the advice and opinion of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

         5.5 No Collection Obligations. Except as set forth in Section 5.1(d)
             -------------------------
above, Bank shall be under no obligation or duty to take action to effect collection of any amounts payable in respect of Securities or Approved Investments if such Securities or Approved Investments are in default, or if payment is refused after due demand and presentation.

         5.6 Pricing Methods. The Bank is authorized to utilize any recognized
             ---------------
pricing information service or any other means of valuation specified in the applicable Securities Borrowing Agreement ("Pricing Methods") in order to perform its valuation responsibilities with respect to loaned Securities, Collateral and Approved Investments.

         5.7 Agent's Fee. In connection with each Securities loan hereunder the
             -----------
Lender shall pay to the Bank a fee equal to 40% of (a) net realized income derived from Approved Investments, plus (b) any Securities Loan Fee paid or payable by the Borrower, minus (c) any Rebate paid by the Bank to the Borrower. The Bank is authorized, on a monthly basis, to charge its fee and any other amounts owed by the Lender hereunder against the Account and/or Collateral Account.

         5.8 Reliance On Certificates and Instructions. The Bank shall be
             -----------------------------------------
entitled to rely upon any Certificate, any information contained on any Schedule hereto as may be amended in accordance with the terms hereof, and Written or Oral Instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Lender agrees to forward to the Bank Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by the Bank by the close of business of the same day that such Oral Instructions are given to the Bank. The Lender agrees that the fact that such confirming Written Instructions are not received on a timely basis or that contrary instructions are received by the Bank shall in no way affect the validity or enforceability of the transactions authorized by the Lender. The Bank will use reasonable efforts to report any subsequently received contrary instructions. In this regard, the records of the Bank shall be presumed to reflect accurately any Oral Instructions given by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

         5.9 Confidentiality. The Bank may not disclose or supply any
             ---------------
information regarding the Account or any non-public information obtained hereunder regarding any Lender unless required by any law or governmental regulation now or hereafter in effect or requested to do so by the Lender; provided that Bank may disclose or supply information regarding the Account as necessary in the sole discretion of the Bank in order to facilitate (without identifying the Lender or any Portfolio), effect or continue any loans hereunder. The parties agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

         5.10 Statements. The Bank will at least daily furnish the Lender with
              ----------
statements relating to loans hereunder and Collateral.

         5.11 Force Majeure. Neither the Bank nor the Lender shall be
              -------------
responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, the unavailability of energy sources and other similar happenings or events except as results from the negligence of such party or any party to whom such party delegates its duties hereunder.
..
         5.12 No Implied Duties.
              -----------------

                  (a) The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and in the applicable Securities Borrowing Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.
                                       9

                  (b) The Lender shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Lender in connection with this Agreement.

6. Termination. This Agreement may be terminated by either party upon delivery
   -----------
to the other party of a written notice specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. Notwithstanding any such termination, this Agreement shall continue in full force and effect with respect to all loans of Securities outstanding on the date of termination.

7. Miscellaneous.
   -------------

         7.1 Exclusivity. Prior to the termination of this Agreement or notice
             -----------
of termination of this Agreement, the Lender agrees that it shall not enter into any other agreement with any third party whereby such third party is permitted to make loans on behalf of the Lender of any securities held by the Bank in the Account from time to time.

         7.2 Certificates. The Lender agrees to furnish to the Bank a new
             ------------
Certificate in the event that any present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new Certificate is received, the Bank shall be fully protected in acting upon Oral Instructions or signatures of the present Authorized Persons.

         7.3 Notices.
             -------

                  (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and received by it at its offices at 200 Clarendon Street, P.O. Box 9130, Boston, Massachusetts 02117-9130, Attention: Securities Lending Department, with a copy to: John E. Henry, General Counsel, or at such other place as the Bank may from time to time designate in writing.

         (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Lender shall be sufficiently given if addressed to the Lender and received by it at its offices at c/o CDC IXIS Asset Management Services, Inc., 399 Boylston Street, Boston, MA 02116, Attention:
Fund Administration Department Head, with a copy to: General Counsel, or at such other place as the Lender may from time to time designate in writing.

         7.4 Cumulative Rights and No Waiver. Each and every right granted to a
             -------------------------------
party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of a party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by a party of any right preclude any other or future exercise thereof or the exercise of any other right.

         7.5 Severability. In case any provision in or obligation under this
             ------------
Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

         7.6 Amendments. This Agreement may not be amended or modified in any
             ----------
manner except by a written agreement executed by both parties.

         7.7 Successors and Assigns. This Agreement shall extend to and shall be
             ----------------------
binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

         7.8 Governing Law; Consent to Jurisdiction. This Agreement shall be
             --------------------------------------
construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles thereof. The Lender hereby consents to the jurisdiction of a state or federal court situated in Boston, Massachusetts in connection with any dispute arising hereunder.

         7.9 No Third Party Beneficiaries. In performing hereunder, the Bank is
             ----------------------------
acting solely on behalf of the Lender and no contractual or service relationship shall be deemed to be established hereby between the Bank and any other person.

         7.10 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         7.11 SIPA Notice. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION
              -----------
ACT OF 1970 MAY NOT PROTECT THE LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO THE BANK AS AGENT FOR THE LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF A BORROWER'S OBLIGATION IN THE EVENT SUCH BORROWER FAILS TO RETURN THE LOANED SECURITIES.

         7.12 Portfolios. This Agreement is an agreement entered into between
              ----------
the Bank and the Lender with respect to each Portfolio. With respect to any obligation of the Lender on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Lender by separate written instrument with respect to each Portfolio. Furthermore, unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Lender shall be deemed to refer to the Lender acting on behalf of one or more of its Portfolios, any reference to the assets of the Lender shall be deemed to refer only to assets of the applicable Portfolio, and any duty or obligation of the Bank hereunder to the Lender shall be deemed to refer to duties and obligations with respect to such individual Portfolios. In the event that the Lender establishes one or more additional Portfolios with respect to which the Lender wishes to employ the Bank to act as securities lending agent hereunder, the Lender shall notify the Bank in writing. Upon written acceptance by the Bank, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Lender and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Lender and the Bank at the time of the addition of the Portfolio.

         7.13 Trust Notice. A copy of the Agreement and Declaration of Trust
              ------------
establishing the Lender is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Lender by the officers of the Lender as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging respectively to each Portfolio.





                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


                                      CDC NVEST FUNDS TRUST III


                                      By: /s/ John Hailer
                                          ---------------
                                      Name: John Hailer
                                      Title: President


                                      INVESTORS BANK & TRUST COMPANY


                                      By: /s/ Robert D. Mancuso
                                          ---------------------
                                      Name: Robert D. Mancuso
                                      Title: Senior Vice President

                                   Schedule I
                                   Portfolios
Series of CDC Nvest Funds Trust III

CDC Nvest Jurika & Voyles Small Cap Growth Fund

CDC Nvest Large Cap Value Fund

CDC Nvest Mid Cap Growth Fund

CDC Nvest Select Fund

                                   Schedule II
                              Approved Investments


Bank Obligations
----------------
   Time Deposits and Bankers Acceptances with Domestic and Foreign Banks including Offshore Time Deposits. All Banks obligations will have a short term rating of F-1, A-1, or P-1 from Fitch, S & P or Moody's at time of purchase.

Money Market Funds
------------------
   Institutional Money Market Funds that meet the requirements of sections
   (c)(2), (c)(3) and (c)(4) of Rule 2a-7 under the Investment Company Act and that have assets greater than $500 million, including, without limitation, the Merrimac Cash Fund series of Merrimac Funds*.

Repurchase Agreements
---------------------
   Collateral held by IBT or a third party sub-custodian. Collateralized at a minimum of 102%. Eligible collateral includes US Government Securities. The following are acceptable counterparties.
                             Bear Stearns & Co, Inc.
                             CS First Boston Corporation
                             Goldman Sachs & Co.
                             Lehman Brothers, Inc.
                             Merrill Lynch Government Securities
                             Morgan Stanley & Co., Inc.
                             Prudential Securities, Inc.
                             UBS, Inc.

Commercial Paper
----------------
   Must be rated A-1 by S&P or P-1 by Moody's at time of purchase.

Other
-----
   Mutual funds or other pooled investment vehicles managed by Reich & Tang Asset Management to the extent permitted by applicable law or SEC exemptive relief.

GENERAL
-------
All investments will be US Dollar denominated.
The final maturity for any security/issue will be one year or less.
All investments will be in compliance with Investment Company Act of 1940.



                                     By: /s/ Thomas P. Cunningham
                                         ------------------------

                                     Title: Treasurer

                                     Date: May 1, 2002



-----------------------------------
* The Bank acts as investment advisor to and serves as custodian, administrator and transfer agent of the Merrimac Funds.

                                  Schedule III
                               Approved Borrowers




                         Bank of America Securities LLC
                         Bear, Stearns Securities Corp.
     Credit Suisse First Boston Corporation (includes DLJ Securities Corp.)
                          Deutsche Bank Securities Inc.
                              Goldman, Sachs & Co.
                                ING Barings, LLC
                              Lehman Brothers Inc.
                            JP Morgan Securities Inc.
                   Merrill Lynch, Pierce, Fenner & Smith, Inc.
     Morgan Stanley & Co. (includes Morgan Stanley Securities Services Inc.)
                           Prudential Securities, Inc.
                            Salomon Smith Barney Inc.
         UBS Inc. (includes UBS Warburg Inc. and UBS PaineWebber, Inc.)






                                     By: /s/ Thomas P. Cunningham

                                     Title: Treasurer

                                     Date: May 1, 2002

                                   Schedule IV

                             Letter of Credit Banks




                                      None

                                   Schedule V

                              Loan Ceiling Amounts

             CDC Nvest Jurika & Voyles Small Cap Growth                  33 1/3%
             Fund

             CDC Nvest Large Cap Value Fund                              33 1/3%

             CDC Nvest Mid Cap Growth Fund                               33 1/3%

             CDC Nvest Select Fund                                       33 1/3%